EXHIBIT 99.1



             [LETTERHEAD GREATER COMMUNITY BANCORP GRAPHIC OMITTED]
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com
                            ------------------------


                              FOR IMMEDIATE RELEASE


         Greater Community Bancorp Declares Fourth Quarter Cash Dividend


TOTOWA, NJ - December 17, 2003 - At its regular meeting held December 16, 2003, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a fourth quarter cash dividend of $0.11 per share on its common stock, payable January 30, 2004, to shareholders of record as of January 15, 2004.

Greater Community Bancorp, with $762 million in assets at September 30, 2003, is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries:
Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two subsidiaries: Greater Community Financial and Highland Capital Corp., an equipment leasing and financing subsidiary.


Contact:
Greater Community Bancorp                           Margolin & Associates, Inc.
Anthony M. Bruno, Jr., Chairman and CEO             Linda Margolin (Media)
(973) 942-1111 Ext. 1001                            216/765-0953
anthony.bruno@greatercommunity.com                  lmm@margolinIR.com